Exhibit 99.1

WHITEWAVE FOODS ANNOUNCES SALE OF ASSETS TO

MORNINGSTAR FOODS

Transaction to Occur as Part of Dean Foods Company Sale of Morningstar Division to Saputo Inc.

DALLAS, December 3, 2012 – The WhiteWave Foods Company (the “Company”) (NYSE: WWAV) today announced that it had agreed to sell certain assets owned by the Company to Morningstar Foods for $60 million, net of taxes, in connection with the separately announced sale by Dean Foods Company of its Morningstar business to Saputo Inc.

The Company has agreed to terminate an option to purchase plant capacity and property at a Morningstar facility in Frederick, Md. The Company has also agreed to sell manufacturing equipment used to produce certain WhiteWave products located at the Morningstar Sulphur Springs, Texas, plant to Morningstar. WhiteWave and Morningstar will continue their long-standing commercial relationship in which Morningstar manufactures certain products for the Company with the equipment being sold. This sale is not expected to change the economic terms of the Company’s co-packing arrangement with Morningstar.

In addition, the Company and Morningstar have agreed to modify certain terms of existing intercompany commercial agreements between the two companies. These modifications are not expected to have a material effect on the Company.

WhiteWave will continue its business relationship with Saputo Inc. pursuant to which Saputo manufactures and sells WhiteWave products in Canada.

“WhiteWave is pleased to continue its relationship with Morningstar, which will soon become part of the Saputo organization, said Gregg Engles, Chairman and CEO of The WhiteWave Foods Company. “We will use the net proceeds of $60 million after taxes to reduce outstanding debt, which will in turn allow us greater flexibility to continue to pursue our strategic growth plans.”

ABOUT THE WHITEWAVE FOODS COMPANY

The WhiteWave Foods Company is a leading consumer packaged food and beverage company that manufactures, markets, distributes, and sells branded Plant-based Foods and Beverages, Coffee Creamers and Beverages, and Premium Dairy products throughout North America and Europe. The Company is focused on providing consumers with innovative, great-tasting food and beverage choices that meet their increasing desires for nutritious, flavorful, convenient, and responsibly produced products. The Company’s widely-recognized, leading brands distributed in North America include Silk® Plant-based Foods and Beverages, International Delight® and LAND O LAKES® Coffee Creamers and Beverages, and Horizon Organic® Premium Dairy products. Its popular European brands of Plant-based Foods and Beverages include Alpro® and Provamel®

FORWARD-LOOKING STATEMENTS

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, anticipated use of proceeds from Morningstar-sale related agreements and the effect of the amendments to the commercial arrangements on the Company’s business. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. The outcome of these statements depends on a variety of factors, including whether the Morningstar sale is completed and whether there are unanticipated effects on the Company’s business related to the modification of the commercial arrangements, many of which are beyond the Company’s control and which are described in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

CONTACT: Communication, Molly Keveney, +1-303-635-4529; or Investor Relations, Dave Oldani, +1-214-721-7648

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